CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A of our report dated August 9, 2004 relating to the consolidated financial statements of Reese Corp. for the year ended June 30, 2004.

Vancouver, Canada	“Amisano Hanson”
November 4, 2004	CHARTERED ACCOUNTANTS